Exhibit 99.906 CERTS

E-Valuator Funds Trust

Exhibit 19(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin R. Miller, Principal Executive Officer of E-Valuator Funds Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Kevin R. Miller
Kevin R. Miller
(Principal Executive Officer)
Date: June 04, 2025

I, Louis Sagert, Principal Financial Officer of E-ValuatorFunds Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Louis Sagert
Louis Sagert
(Principal Financial Officer)
Date: June 04, 2025

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by E-Valuator Funds Trust for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to E-Valuator Funds Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.